Exhibit 99.1

ZVUE Receives Notice of Noncompliance from NASDAQ

SAN FRANCISCO, CA- January 8, 2008---ZVUE Corporation (NASDAQ: ZVUE), a global digital entertainment company, today announced that it has received notice from The NASDAQ Stock Market (“NASDAQ”) regarding the Company’s noncompliance with certain Marketplace Rules.

In September 2008, ZVUE Corporation (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) reminding the Company that all NASDAQ issuers are required to hold an annual meeting of stockholders no later than one year after the end of the issuer’s fiscal year-end.  Accordingly, the Company prepared, and on October 29, 2008 filed, a preliminary proxy statement for an annual stockholders meeting to be held on December 31, 2008.  On November 28, 2008, the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) sent the Company their comments on the preliminary proxy statement, and the Company responded to such comments and filed Amendment No. 1 to such preliminary proxy statement on December 3, 2008.  On December 22, 2008, the SEC staff sent the Company further comments, and the Company responded to such comments and filed Amendment No. 2 to its preliminary proxy statement on December 23, 2008.  As of today, the Company continues to await clearance to mail from the SEC.

On January 2, 2009, the Company received a letter from the NASDAQ notifying the Company that it is in noncompliance with Marketplace Rules 4350(e) and 4350(g) as a result of the Company’s failure to hold an annual shareholder meeting within one year after its December 31, 2007 fiscal year end.  The NASDAQ further notified the Company that the NASDAQ’s Staff has determined to delist the Company’s securities from the NASDAQ and that, unless the Company requests an appeal of this determination on or before January 9, 2009, trading of the Company’s securities will be suspended at the opening of business on January 13, 2009.

Since the Company was delayed from mailing its proxy statement in time to hold its annual meeting on December 31, 2008, as initially scheduled, rules and regulations of the SEC now require that the Company’s proxy statement be accompanied or preceded by an annual report that includes audited financial statements as of, and for the year ended, December 31, 2008.  Therefore, the Company will not be able, even belatedly, to regain compliance with the NASDAQ’s annual meeting requirement until after its 2008 audit is completed.  Accordingly, the Company expects to be delisted from the NASDAQ, unless the Company successfully appeals.  There can be no assurance that the Company will seek an appeal, that any such appeal will be successful in extending the deadline for the Company to hold its annual meeting or that the Company will be able to complete its 2008 audit, issue its annual report and hold its annual meeting within any timeframe that may be afforded to the Company as a result of any successful appeal.

The Company may seek an appeal of the NASDAQ’s determination to delist the Company’s securities.  Otherwise, the Company plans to identify a market maker to apply for the registration and quotation of the Company’s securities on the OTC Bulletin Board or other over-the-counter market.  However, there can be no assurance that any such efforts will be successful.

About ZVUE Corporation

ZVUE Corporation (NASDAQ:ZVUE - News) is a web-based entertainment company. The Company’s primary web sites are eBaumsWorld.com, Putfile.com, UnOriginal.co.uk, and YourDailyMedia.com that provides a platform to host user-generated video online.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) the inclusion of the company’s securities in a liquid trading market and the potential applicability of regulations regarding “penny stocks” (as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended) to such securities; (ii) future financial results and financing requirements; (iii) development of new products and service offerings; (iv) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (v) the company’s ability to integrate acquisitions; (vi) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vii), the impact of current, pending, or future legislation and regulation on the company’s industry; and (viii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Reports under the Securities Exchange Act of 1934, as amended, and the company’s Registration Statement on Form S-3/A, as amended, which was declared effective by the SEC on February 12, 2008. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

For ZVUE Corporation
Contact:
American Capital Ventures
Howard Gostfrand, 305-918-7000 (Investors)
hg@amcapventures.com